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                                                                 EXECUTION COPY


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                            SF HOLDINGS GROUP, INC.
             AMERICAN INDUSTRIAL PARTNERS MANAGEMENT COMPANY, INC.



                                  $30,000,000
                           3,000 UNITS CONSISTING OF
               13 3/4% EXCHANGEABLE PREFERRED STOCK DUE 2009 AND
                     111,000 SHARES OF CLASS C COMMON STOCK

                         REGISTRATION RIGHTS AGREEMENT




                                 March 20, 1998







                            BEAR, STEARNS & CO. INC.




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           This Registration Rights Agreement (this "Agreement") is made and entered into as of March 20, 1998, by and between SF Holdings Group, Inc., a Delaware corporation (the "Company"), American Industrial Partners Management Company, Inc., the general partner of American Industrial Partners, L.P., which is the general partner one of the Selling Stockholders referred to below ("AIPM"), and Bear, Stearns & Co., Inc. (the "Initial Purchaser"), who has agreed to purchase the Company's Share Units (the "Units"), consisting of 3,000 shares of 13 3/4% Exchangeable Preferred Stock due 2009 (the "Preferred Stock") and 111,000 shares of Class C Common Stock, par value $.001 per share, of the Company pursuant to the Purchase Agreement (as defined below).

           Pursuant to the terms of the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") filed with the Secretary of State of the State of Delaware, the Company may, at its option, exchange the Preferred Stock for the Company's 13 3/4% Subordinated Notes due 2009 (the "Exchange Notes") issued pursuant to an indenture (the "Exchange Indenture").

           This Agreement is made pursuant to the Purchase Agreement, dated March 11, 1998 (the "Purchase Agreement"), by and among the Company, the stockholders of the Company set forth on Schedule I hereto (the "Selling Stockholders") and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 2 of the Purchase Agreement.

           The parties hereby agree as follows:

SECTION 1. DEFINITIONS

           As used in this Agreement, the following capitalized terms shall have the following meanings:

           Act:  The Securities Act of 1933, as amended.

           Affiliate:  As defined in Rule 144 under the Act.

           Broker-Dealer: Any broker or dealer registered under the Exchange
Act.

           Business Day: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the principal office of the Transfer Agent, on which banks are authorized to close.

           Certificated Securities:  As defined in the Stockholders Agreement.

           Closing Date:  The date of this Agreement.

           Commission:  The Securities and Exchange Commission.

           Company:  As defined in the preamble hereto.

           Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Preferred Stock, or if the Preferred Stock has been exchanged for Exchange Notes, the New Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and

(iii) the delivery by the Company to the Transfer Agent of shares of New Preferred Stock with the same aggregate Liquidation Amount as the aggregate Liquidation Amount of the shares of Preferred Stock that were tendered by Holders thereof pursuant to the Exchange Offer, or, if the Preferred Stock has been exchanged for Exchange Notes, the delivery by the Company to the Exchange Note Trustee in the same aggregate principal amount as the aggregate principal amount of Exchange Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

           Damages Payment Date: Each Dividend Payment Date or Interest Payment Date, as the case may be.

           Dividend Payment Date: As defined in the Restated Certificate of Incorporation with respect to the Preferred Stock.

           Effectiveness Deadline:  As defined in Section 3(a) hereof.

           Exchange Act:  The Securities Exchange Act of 1934, as amended.

           Exchange Indenture:  As defined in the preamble hereto.

           Exchange Note Trustee:  The trustee under the Exchange Indenture.

           Exchange Offer: The registration by the Company under the Act of the New Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Notes, the New Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for New Preferred Stock with the same aggregate Liquidation Amount as the Preferred Stock tendered in such exchange by such Holders, or New Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes tendered in such exchange offer by such Holders, as the case may be.

           Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

           Exempt Resales: The transactions in which the Initial Purchaser propose to sell the Units to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and
(7) of Regulation D under the Act, and to certain persons permitted to purchase the Units in offshore transactions in reliance upon Regulation S under the Act.

           Filing Deadline:  As defined in Section 3(a) hereof.

           Global Securities:  As defined in the Stockholders Agreement.

           Holders:  As defined in Section 2(b) hereof.

           Indemnified Holder:  As defined in Section 8(a) hereof.

           indemnified party:  As defined in Section 8(c) hereof.

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           indemnifying party:  As defined in Section 8(c) hereof.

           Initial Purchaser:  As defined in the preamble hereto.

           Interest Payment Date: As defined in the Exchange Indenture and the Exchange Notes.

           Liquidated Damages: As defined in Section 5 hereof.

           Liquidation Amount: As defined in the Restated Certificate of Incorporation with respect to the Preferred Stock.

           NASD:  National Association of Securities Dealers, Inc.

           New Exchange Notes: The Company's 13 3/4% Subordinated Notes due 2009 to be issued pursuant to the Exchange Indenture (i) in the Exchange Offer or (ii) upon the request of any Holder of Exchange Notes covered by a Shelf Registration Statement in exchange for such Exchange Notes.

           New Preferred Stock: The Company's 13 3/4% Exchangeable Preferred Stock due 2009 to be issued pursuant to the Restated Certificate of Designation
(i) in the Exchange Offer or (ii) upon the request of any Holder of Preferred Stock covered by a Shelf Registration Statement in exchange for such Preferred Stock.

           Offering Memorandum:  As defined in the Purchase Agreement.

           Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

           Preferred Stock:  As defined in the preamble hereto.

           Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

           Purchase Agreement: As defined in the preamble hereto.

           Recommencement Date: As defined in the last paragraph of Section 6 hereof.

           Registration Default: As defined in Section 5 hereof.

           Registration Statement: Any registration statement of the Company relating to (a) an offering of New Preferred Stock or New Exchange Notes, as applicable, pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement in each case, (i) that is filed pursuant to the provisions of this Agreement and
(ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

           Regulation S:  Regulation S promulgated under the Act.

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           Restated Certificate of Incorporation: As defined in the preamble hereto.

           Rule 144:  Rule 144 promulgated under the Act.

           Senior Secured Discount Notes: The Company's 12 3/4% Senior Secured Discount Notes due 2008.

           Shelf Effectiveness Deadline:  As defined in Section 4(a) hereof.

           Shelf Filing Deadline:  As defined in Section 4(a) hereof.

           Shelf Registration Statement:  As defined in Section 4 hereof.

           Stockholders Agreement: The Stockholders Agreement, dated as of March 20, 1998, between the Company and the Initial Purchaser.

           Suspension Notice: As defined in the last paragraph of Section 6 hereof.

           TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Exchange Indenture.

           Transfer Agent: The transfer agent with respect to the Preferred
Stock.

           Transfer Restricted Securities: Each share of Preferred Stock or each Exchange Note until the earliest to occur of (a) the date on which such Preferred Stock or Exchange Note, as applicable, is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such Preferred Stock or Exchange Note, as applicable, has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Preferred Stock or Exchange Note, as applicable, is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Preferred Stock or Exchange Note, as applicable, is distributed to the public pursuant to Rule 144 under the Act.

           Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

           Units:  As defined in the preamble hereto.


SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

           (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

           (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities. The

                                       4


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term Holder shall not include any of the Selling Stockholders unless a Selling
Stockholder acquires Transfer Restricted Securities subsequent to the closing under the Purchase Agreement.


SECTION 3.      REGISTERED EXCHANGE OFFER

           (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company shall (i) cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 45 days after the Closing Date (such 45th day being the "Filing Deadline"), an Exchange Offer Registration Statement under the Act relating to the New Preferred Stock or the New Exchange Notes, as applicable, and the Exchange Offer, (ii) use its best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Closing Date (such 120th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Preferred Stock or the New Exchange Notes, as applicable, to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, except as would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Offering Memorandum, the Exchange Offer, any Registration Statement or Exempt Resales, in any jurisdiction where it is not now so subject and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Preferred Stock or the New Exchange Notes, as applicable, to be offered in exchange for the Preferred Stock or the Exchange Notes, as applicable, that are Transfer Restricted Securities and to permit resales of New Preferred Stock or the New Exchange Notes, as applicable, by Broker-Dealers that tendered into the Exchange Offer for Preferred Stock or Exchange Notes, as applicable, that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Preferred Stock or Exchange Notes, as applicable, acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

           (b) The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. Without the consent of the Initial Purchaser, no securities other than the Preferred Stock or the Exchange Notes, as applicable, shall be included in the Exchange Offer Registration Statement. The Company shall use its best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter.

           (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Preferred Stock or Exchange Notes, as applicable, that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or an Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer

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

may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with the initial sale of any New Preferred Stock or New Exchange Notes, as applicable, received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

           The Company shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for sales of New Preferred Stock or New Exchange Notes, as applicable, acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 270 days from the date on which the Exchange Offer Registration Statement is declared effective.

           The Company shall provide sufficient copies of the latest version of such Prospectus to Broker- Dealers promptly upon request at any time during such 270 day period in order to facilitate such sales.


SECTION 4. SHELF REGISTRATION

           (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days of the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the New Preferred Stock or the New Exchange Notes, as applicable, acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Preferred Stock or Exchange Notes, as applicable, acquired directly from the Company or one of its Affiliates, then the Company shall:

                (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above, and (3) the 120th day after the Closing Date (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

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                (y) use their best efforts to cause such Shelf Registration
      Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline (such 90th day the "Shelf Effectiveness Deadline").

The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years following the Closing Date (as extended pursuant to Section 6(c)(i) following the date on which such Shelf Registration Statement first becomes effective under the Act, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto).

           (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 5. LIQUIDATED DAMAGES

           (a) If (i) any of the Registration Statements required by this Agreement are not filed with the Commission on or prior to the Filing Deadline or Shelf Filing Deadline, as the case may be, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the Effective Deadline or Shelf Effective Deadline, as the case may be, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effective Deadline with respect to the Exchange Offer Registration Statement or
(iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities with respect to the first 90-day period, or any portion thereof, immediately following the occurrence of such Registration Default, in an amount equal to 50 basis points per annum of the Liquidation Amount of the Preferred Stock or the aggregate outstanding principal amount of Exchange Notes, as applicable, held by such Holder. The amount of the Liquidated Damages will increase by an additional 50 basis points per annum of the Liquidation Amount of the Preferred Stock or the aggregate outstanding principal amount of Exchange Notes, as applicable, held by such Holder for each subsequent 90-day period, or any portion thereof, until all Registration Defaults have been cured, up to a maximum amount of two hundred basis points per annum of the Liquidation Amount of the Preferred Stock or the aggregate outstanding principal amount of Exchange Notes, as applicable. All accrued

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Liquidated Damages shall be paid to the holders of beneficial interests in
Global Securities by the Company by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified, in each case, on each Damages Payment Date. As of the date of the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

           (b) Notwithstanding anything to the contrary in Section 5(a) hereof, in the event a change in Commission policy with respect to the rules and regulations of the Commission governing exchange offers occurs and solely as a result thereof a Registration Default occurs, AIPM shall pay all Liquidated Damages resulting therefrom in such manner as set forth in Section 5(a) and the Company shall be relieved from its obligations to pay any such Liquidated Damages.

           (c) All obligations of the Company and AIPM set forth in this
Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.


SECTION 6. REGISTRATION PROCEDURES

           (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees, to the extent reasonably practicable, to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Preferred Stock or the New Exchange Notes, as applicable, to be issued in the Exchange Offer, (C) it is acquiring the New Preferred Stock or the New Exchange Notes, as applicable, in its ordinary course of business and (D) it is not acting on behalf of any person who

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      could not make the foregoing representations. In addition, all such
      Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
      1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of New Preferred Stock or New Exchange Notes, as applicable, obtained by such Holder in exchange for Preferred Stock or Exchange Notes, as applicable, acquired by such Holder directly from the Company.

                (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Preferred Stock or the New Exchange Notes, as applicable, to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Preferred Stock or the New Exchange Notes, as applicable, in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Preferred Stock or the New Exchange Notes, as applicable, received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

           (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

           (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit sales of Transfer Restricted Securities by Broker-Dealers), the Company shall:
                (i) use their best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of any Restricted Subsidiary) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or
      (B), use their best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) furnish to each of the selling Holders named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to materially comply with the applicable requirements of the Act;

                (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders covered by such Registration Statement and to the underwriter(s) in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters on reasonable prior notice, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request within five Business Days of the receipt of the proposed filing;

                (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                (vii) if requested by any selling Holders covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the Liquidation Amount or the principal amount, as applicable, of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (viii) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate Liquidation Amount of Preferred Stock or aggregate principal amount of Exchange Notes, as applicable, covered thereby or the underwriter(s), if any;

                (ix) furnish to each selling Holder covered by such Registration Statement and each of the underwriter(s) in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (x) deliver to each selling Holder and to each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto, provided that the Company has not advised such persons otherwise pursuant to Section 6(c)(iii);

                (xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                (A) furnish to the Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                      (1) a certificate, dated the date of the Consummation of
                the Exchange Offer or the date of the effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a),
                (b), (c) and (d) of Section 9 of the Purchase Agreement and such other matters as such parties may reasonably request;

                      (2) an opinion, dated the date of Consummation of the
                Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering the matters set forth in paragraph (h) of
                Section 9 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and the and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of

                Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                      (3) provided that the requesting Holders, underwriters,
                if any, or other such financial intermediary furnish the undertaking required in SAS 72, if required, a customary comfort letter, dated as of the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

                (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

           If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                (xiii) upon the request of any Preferred Stock or Exchange Notes, as applicable, covered by the Shelf Registration Statement contemplated by this Agreement, issue New Preferred Stock having an aggregate Liquidation Amount equal to the aggregate Liquidation Amount of the Preferred Stock or New Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of the Exchange Notes, as applicable, surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Preferred Stock or New Exchange Notes, as applicable, to be registered in the name of such Holder or in the name of the purchaser(s) of such

      New Preferred Stock or New Exchange Notes, as applicable; in return, the Preferred Stock or the Exchange Notes, as applicable, held by such Holder shall be surrendered to the Company for cancellation;

                (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities;

                (xvi) if any fact or event contemplated by clause 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

                (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Transfer Agent or the Exchange Note Trustee, as applicable, with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                (xx) make appropriate officers of the Company available to the selling Holders for meeting with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities;

                (xxi) if the Exchange Notes have been issued, cause the Exchange Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Exchange Note Trustee and the Holders of Exchange Notes to effect such changes to the Exchange Indenture as may be required for such Exchange Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Exchange Note Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Exchange Indenture to be so qualified in a timely manner;

                (xxii) use its best efforts to cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate Liquidation Amount of Preferred Stock or aggregate principal amount of Exchange Notes, as applicable, or the managing underwriter(s), if any; and

                (xxiii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
      Section 13 and Section 15 of the Exchange Act.

           Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(i) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, (in each case, a "Suspension Notice") such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). If so directed by the Company, each Holder receiving a Suspension Notice will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days equal to the number of days in the period from and including the date of the Suspension Notice to and including the Recommencement Date.


SECTION 7. REGISTRATION EXPENSES

           (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the
NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Preferred Stock or the New Exchange Notes, as applicable, to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing New Preferred Stock or the New Exchange Notes, as applicable, on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

           The Company will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

           (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who may be chosen by the Holders of a majority in Liquidation Amount or principal amount, as applicable, of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.


SECTION 8. INDEMNIFICATION

           (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls any Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder") to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, preliminary prospectus filed as part of the Registration Statement, Shelf Registration Statement or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (i) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser or Holders expressly for use therein or (ii) if a subsequent purchaser asserts that its losses, liabilities, claims, damages and expenses was caused by any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus, if a copy of the Registration Statement in which such untrue statement or omission or alleged untrue statement or omission was corrected had not been sent or given to such subsequent purchaser by the Holder provided that the Company had delivered to the Holder such Registration Statement in requisite quantity and on a timely basis to permit such delivery. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

           (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless (i) each of the Company (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) their respective officers, directors, partners, members, employees, representatives and agents or any controlling person to the fullest extent lawful from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Shelf Registration Statement, or preliminary prospectus filed as a part thereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of that Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

           (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the person against whom indemnity may be sought (the "indemnifying party"), notify such indemnifying party in writing of the commencement thereof (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

           (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Holders, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Holders, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company, and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and the Holder, on the other hand, from their sale of Transfer Restricted Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect the relative fault of the Company, on one hand, and the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the total value of the Preferred Stock or the Exchange Notes, as applicable, held by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each person, if any, who controls any Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.

No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9. RULE 144A

           The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.


SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

           No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 11. SELECTION OF UNDERWRITERS

           The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate Liquidation Amount or principal amount, as applicable, of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.


SECTION 12. MISCELLANEOUS

           (a) Remedies. The Company agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

           (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, excluding the registration rights granted to the Sweetheart Stockholders and holders of the Senior Secured Discount Notes. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

           (c) Adjustments Affecting the Preferred Stock or the Exchange Notes. The Company will not take any action, or permit any change to occur, with respect to the Preferred Stock or the Exchange Notes, as applicable, that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

           (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Liquidation Amount or principal amount, as applicable, of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding Liquidation Amount or principal amount, as applicable, of Transfer Restricted Securities being tendered or registered.

           (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Transfer Agent or the Exchange Note Trustee, as the case may be; and

                (ii) if to the Company:

                                SF Holdings Group, Inc.
                                115 Stevens Avenue
                                Valhalla, New York 10595
                                Telecopier No.: (914) 747-2774
                                Attention: Harvey L. Friedman, General Counsel

                           With a copy to:

                                Kramer, Levin, Naftalis & Frankel
                                919 Third Avenue
                                New York, New York 10022
                                Telecopier No.: (212) 751-8000
                                Attention:  Michael S. Nelson

           All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

           Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent or the Exchange Note Trustee, as applicable, at the address specified in the Restated Articles of Incorporation or the Exchange Indenture, as applicable.

           (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

           (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

           (k) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                          SF HOLDINGS GROUP, INC.


                          By: /s/ Hans Heinsen
                             --------------------------------
                             Name:  Hans Heinsen
                             Title: Chief Financial Officer


                          For purposes of Section 5 only,
                          AMERICAN INDUSTRIAL PARTNERS MANAGEMENT COMPANY, INC.


                          By: /s/ W. Richard Bingham
                             --------------------------------
                             Name:  W. Richard Bingham
                             Title: Partner

BEAR, STEARNS & CO. INC.



By: /s/ James C. Diao
   --------------------------------
      Name:  James C. Diao
      Title: Managing Director

                                   SCHEDULE I

American Industrial Partners Capital Fund, L.P.
Mellon Bank, N.A., as Trustee for First Plaza Group Trust
Leewsay & Co.
Donald W. Davis
Robert J. Klein
Thomas H. Barrett
Kenneth A. Pereira
Lawrence W. Ward, Jr.
William F. McLaughlin

                                       24